Exhibit 99.1

Viragen Receives Delisting Notice from Amex

PLANTATION, FLORIDA – May 18, 2007 – Viragen, Inc. (AMEX: “VRA”; “VRA.U”; “VRA.WS”) today announced that the Company received notice from the American Stock Exchange (Amex) indicating that Viragen no longer complies with the Amex’s continued listing standards, and accordingly, the Amex intends to file an application with the Securities and Exchange Commission to strike Viragen’s common stock, units and warrants from listing and registration on the Amex.

Specifically, the notice cited that Viragen is not in compliance with the following Sections of the Amex Company Guide: Section 1003(a)(ii) in that Viragen had stockholders’ equity of less than $4,000,000 and losses from continuing operations and/or net losses in three out of its four most recent fiscal years; Section 1003(a)(iii) in that Viragen has stockholders’ equity of less than $6,000,000 and losses from continuing operations and/or net losses in its five most recent fiscal years; Section 1003(a)(iv) in that Viragen has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether Viragen will be able to continue operations and/or meet its obligations as they mature; and Section 1003(f)(v) in that Viragen’s common stock has sold for a substantial period of time at a low price per share.

Viragen is evaluating whether to appeal the Amex staff determination by requesting a hearing before an Amex Listing Qualifications Panel. Viragen has until May 24, 2007 to request a hearing and pay the requisite hearing fee and the Company’s outstanding Amex listing fees. The filing of a hearing request will operate to stay delisting of the Company’s securities pending the hearing panel’s determination. Even if a hearing is requested, there is no assurance that the Amex hearing panel will permit the Company’s securities to remain listed on the Amex.

If Viragen’s common shares, units and warrants are delisted from Amex, the Company believes its securities are eligible to continue trading on the Over-the-Counter Bulletin Board.

About Viragen, Inc.:

With international operations in the U.S., Scotland and Sweden, we are a bio-pharmaceutical company engaged in the research, development, manufacture and commercialization of therapeutic proteins for the treatment of cancers and viral diseases. Our product portfolio includes: Multiferon® (multi-subtype, human alpha interferon) which is uniquely positioned in valuable niche indications, such as high-risk malignant melanoma, and other select cancers and infectious diseases; VG102, a novel monoclonal antibody that binds selectively to an antigen that is significantly over-expressed on nearly all malignant tumors; VG106, a novel cytokine targeting difficult-to-treat cancers; and The OVA™ System, a revolutionary manufacturing platform for the large-scale, efficient and economical production of human therapeutic proteins and antibodies, by expressing these products in the egg whites of transgenic hens.

Viragen, Inc.	1
865 SW 78th Avenue, Suite 100, Plantation, Florida 33324 - Telephone (954) 233-8746 - Fax (954) 233-1414

For more information, please visit: http://www.Viragen.com

Viragen, Inc. Corporate Contact:

Douglas Calder, Director of Communications

Phone: (954) 233-8746; Fax: (954) 233-1414

E-mail: dcalder@viragen.com

The foregoing press announcement contains forward-looking statements that can be identified by such terminology such as “believes,” “expects,” “potential,” “plans,” “suggests,” “may,” “should,” “could,” “intends,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. In particular, management’s expectations regarding future research, development and/or commercial results could be affected by, among other things, uncertainties relating to clinical trials and product development; availability of future financing; unexpected regulatory delays or government regulation generally; the success of third-party marketing efforts; our ability to retain third-party distributors; our ability to obtain or maintain patent and other proprietary intellectual property protection; and competition in general. Forward-looking statements speak only as to the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Viragen, Inc.	2
865 SW 78th Avenue, Suite 100, Plantation, Florida 33324 - Telephone (954) 233-8746 - Fax (954) 233-1414